                                                               Exhibit 1(A3)(ai)


                             UNDERWRITING AGREEMENT


      AGREEMENT made this 6th day of December 1985, by and among Provident Mutual Life Insurance Company of Philadelphia, a Pennsylvania corporation ("PMLIC"), PML Securities Company, a Pennsylvania corporation ("PML"), and Provident Mutual Variable Growth Separate Account, Provident Mutual Variable Money Market Separate Account, Provident Mutual Variable Bond Separate Account, Provident Mutual Variable Managed Separate Account, and Provident Mutual Variable Zero Coupon Bond Separate Account (collectively the "Accounts"), separate investment accounts of PMLIC.

                                   WITNESSETH:

      WHEREAS, PMLIC has established and maintains the Accounts, pursuant to the laws of Pennsylvania for the purpose of selling variable life insurance policies ("Policies"), the sale of which is to commence after the effective date of the Registration Statement filed with the Securities and Exchange Commission ("Commission") on Form S-6 pursuant to the Securities Act of 1933 ("1933 Act"); and

      WHEREAS, the Accounts are registered under the Investment Company Act of 1940 ("1940 Act"); and

      WHEREAS, PML is registered as a broker-dealer under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

      WHEREAS, PMLIC, the Accounts and PML wish to enter into an agreement to have PML act as PMLIC's principal underwriter for the sale of the Policies through the Accounts;

      NOW, THEREFORE, the parties agree as follows:

                            A. DISTRIBUTION SERVICES

      1. PML shall act as the principal underwriter for the sale of Policies to the public, during the term of this Agreement, in each state and other jurisdictions in which such Policies may lawfully be sold. PML shall offer the Policies for sale and distribution at premium rates set by PMLIC. Completed applications for Policies shall be transmitted directly to PMLIC for acceptance or rejection in accordance with underwriting rules established by PMLIC. Initial premium payments under the Policies shall be made by check payable to PMLIC and shall be transmitted promptly by PML or its representatives to PMLIC.

      2. PML shall be responsible for supervising and controlling its representatives soliciting applications for Policies, for taking all necessary and appropriate steps to ensure compliance by its representatives on a continuous basis with applicable laws and regulations concerning the offer and sale of policies, and for ensuring that its representatives are duly and appropriately licensed or otherwise qualified for the sale of the Policies in each applicable state or other jurisdiction.
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      3. PMLIC agrees that during the term of this Agreement it will take any action which is required to cause the Policies to comply as an insurance product and a registered security with all applicable federal and state laws and regulations. PMLIC agrees that during the term of this Agreement it will take reasonable steps to discharge, on behalf of PML, the responsibilities set forth in paragraph 2 above.

      4. PML is hereby authorized to enter into separate written agreements, on such terms and conditions as PML may determine not inconsistent with this Agreement, with one or more organizations which agree to participate in the distribution of the Policies. Such organization (hereafter "Broker") shall be registered both as a broker/dealer under the 1934 Act and as a member of the NASD. PML shall obtain the approval of PMLIC prior to entering into an agreement with any such organization.

      5. PML shall take reasonable steps to ensure that any Broker and its representatives soliciting applications for Policies shall be duly and appropriately licensed, registered or otherwise qualified for the sale of such Policies (and the riders and other policies offered in connection therewith) under the insurance laws and any applicable blue-sky laws of each state or other jurisdiction in which PMLIC is licensed to sell the Policies.

      6. PML shall take reasonable steps to ensure that each Broker supervises its representatives in compliance with applicable laws and regulations. Broker shall assume any legal responsibilities of PMLIC for the acts, commissions, omissions, or defalcations of such representatives insofar as they relate to the sale of the Policies. Applications for Policies solicited by a Broker through its agents or representatives shall be transmitted directly to PMLIC, and if received by PML, shall be forwarded to PMLIC. All premium payments under the Policies shall be made by check to PMLIC and remitted promptly to PMLIC.

      7. PMLIC shall undertake to appoint the qualified representatives of PML or any Broker appointed by PML as life insurance agents of PMLIC. PMLIC reserves the right to refuse to appoint any proposed agent, or once appointed to terminate the same.

                         B. COMPLIANCE AND RECORDKEEPING

      1. PML is authorized to appoint the organizations described in paragraph 4 of Article A above as independent general agents of PMLIC for the sale of the Policies. PMLIC is responsible for ensuring that Brokers are duly qualified, under the insurance laws of the applicable jurisdictions, to sell the Policies.

      2. PMLIC and PML wish to ensure that Policies sold by PML will be issued to purchasers for whom the Policies will be suitable. On behalf of PML, PMLIC shall take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a Policy in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant concerning the applicant's insurance and financial needs, objectives and situation, and the likelihood that the applicant will continue to make the premium payments contemplated by the Policies. PML is not authorized to give any information or to make any representations concerning the Policies other than those contained in the current prospectus filed with the Commission or in such sales literature as may be authorized by PMLIC.

      3. PMLIC shall have the responsibility for furnishing PML and its representatives with prospectuses, financial statements, sales promotion materials as well as individual sales proposals related to the sale of the Policies, and other documents which PML reasonably requests for use in connection with the distribution of the Policies. PML shall not use any sales materials that have not been approved by PMLIC; provided, however, that PML shall have responsibility for approving and filing all sales literature and advertisements with the NASD and SEC as required by law or rule.

      4. On behalf of PML, PMLIC shall have the responsibility for maintaining the record of representatives licensed, registered and otherwise qualified under Federal Securities law to sell the Policies. On behalf of PML, PMLIC shall have the responsibility for calculating and furnishing periodic reports to PMLIC of the commissions and service fees payable to agents, brokers, general agents and sales managers of PMLIC and its affiliates and for furnishing periodic reports to PMLIC as to the sale of Policies made pursuant to this Agreement. On behalf of PML, PMLIC shall also maintain such other records as are required of it by applicable laws and regulations. The books, accounts and records of PMLIC, the Accounts, and PML, shall be maintained so as to clearly and accurately disclose the nature and details of the transactions.

      5. PML and PMLIC agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Policies distributed under this Agreement. PML and PMLIC further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to PMLIC, PML, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Policies distributed under this Agreement. Without limitation:

            (a)PML will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by PMLIC with respect to PML or any agent or representative or which may affect PMLIC's issuance of any Policy marketed under this Agreement.

            (b)PML will promptly notify PMLIC of any customer complaint or notice of any regulatory investigation or proceeding received by PML or its affiliates with respect to PML or any agent or representative in connection with any Policy distributed under this Agreement or any activity in connection with any such Policy.

            (c)In the case of a substantive customer complaint, PML and PMLIC will cooperate in investigating such complaint and any response to such complaint will be sent to the other party to this Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that, if a more prompt response is required, the proposed response shall be communicated by telephone or telegraph.

                                 C. COMPENSATION

      1. On behalf of PML, PMLIC shall arrange for the payment of commissions directly to those registered representatives of PML who are entitled thereto in connection with the sale of the Policies in the amounts and on such terms and conditions as PMLIC and PML shall determine.

      2. PMLIC shall arrange for the payment of commissions directly to those Brokers who sell Policies under Agreements entered into pursuant to paragraph 4 of Article A above, in amounts as may be agreed to by PMLIC and specified in such written agreements.

      3. PMLIC shall reimburse PML for the costs and expenses incurred by PML in furnishing or obtaining the services, materials and supplies required by the terms of this Agreement in the initial sales efforts and the continuing obligations hereunder.

                                D. MISCELLANEOUS

      1. This Agreement shall be effective upon the execution hereof. This
Agreement:

            (a) shall automatically be terminated in the event of its assignment;

            (b) may be terminated by any party at any time upon 60 days' written notice to the other parties hereto;

            (c) may be terminated upon written notice of a party to another party hereto in the event of bankruptcy or insolvency of such party to which notice is given; and

            (d) may be terminated at any time upon the mutual written consent of the parties hereto.

Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligations to settle accounts hereunder, including commissions attributable to payments or premiums or contributions subsequently received for Policies in effect at the time of termination or issued pursuant to applications received by PMLIC prior to termination.

      2. This Agreement shall be subject to the provisions of the 1940 Act and the 1934 Act and the rules, regulations, and rulings thereunder and of the applicable rules and regulations of the NASD, from time to time in effect, and the terms hereof shall be interpreted and construed in accordance therewith.

      3. PML shall act as an independent contractor and nothing herein contained shall constitute PML or its agents or employees as employees of PMLIC in connection with the sale of the Policies.

      4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
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      5. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

      6. PML agrees that all accounts and records which it maintains for PMLIC and the Accounts shall be the property of PMLIC and the Accounts and that it will surrender promptly to the designated officers of PMLIC any or all such accounts and records upon request.

      7. PML shall submit to all regulatory and administrative bodies having jurisdiction over the operations of PMLIC and/or the Accounts, present or future, any materials, reasonably related to the administrative and marketing services provided hereunder, as may be reasonably required by any governmental agency having jurisdiction.

      8. PMLIC and the Accounts shall own and control all pertinent records relating to the variable life insurance operations.

      9. In the event of termination for any reason all records shall promptly be returned to PMLIC free from any claim or retention of rights by PML.

      10. PML shall not disclose or use any records or information obtained pursuant to this agreement in any manner whatsoever except as expressly authorized herein and further PML will keep confidential any information obtained pursuant to the service relationship set forth herein and disclose such information only if PMLIC has authorized such disclosure or such disclosure is expressly required by applicable federal or state regulatory authorities.

      11. PML shall be liable for its own misconduct and negligence.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


ATTEST: /s/  illegible                  PML SECURITIES COMPANY
        ---------------------------

                                        BY: /s/ illegible
                                            -----------------------------------

ATTEST: /s/  illegible                  PROVIDENT MUTUAL LIFE INSURANCE
        ---------------------------     COMPANY OF PHILADELPHIA


                                        BY: /s/ illegible
                                            -----------------------------------

ATTEST: /s/ illegible                   PROVIDENT MUTUAL VARIABLE GROWTH
-----------------------------------     SEPARATE ACCOUNT


                                        BY /s/ Leonard H. McCandless
                                          -------------------------------------


ATTEST: /s/ illegible                   PROVIDENT MUTUAL VARIABLE MONEY MARKET
-----------------------------------     SEPARATE ACCOUNT


                                        BY: /s/ Leonard H. McCandless
                                          -------------------------------------


ATTEST: /s/ illegible                   PROVIDENT MUTUAL VARIABLE BOND SEPARATE
-----------------------------------     ACCOUNT


                                        BY  /s/ Leonard H. McCandless
                                          -------------------------------------


ATTEST: /s/ illegible                   PROVIDENT MUTUAL VARIABLE MANAGED
-----------------------------------     SEPARATE ACCOUNT


                                        BY:  /s/ Leonard H. McCandless
                                          -------------------------------------


ATTEST: /s/ illegible                   PROVIDENT MUTUAL VARIABLE ZERO COUPON
-----------------------------------     SEPARATE BOND ACCOUNT


                                        BY:  /s/ Leonard H. McCandless
                                          -------------------------------------

                       AMENDMENT TO UNDERWRITING AGREEMENT


THIS AMENDMENT to the Underwriting Agreement by and among PML Securities Company ("PML"), Provident Mutual Life Insurance Company of Philadelphia, ("PMLIC"), and Provident Mutual Variable Growth Separate Account, Provident Mutual Variable Bond Separate Account, Provident Mutual Variable Money Market Separate Account, Provident Mutual Variable Managed Separate Account and Provident Mutual Variable Zero Coupon Bond Separate Account (collectively the "Accounts") is made this 9th day of September, 1988.

                                   WITNESSETH:

WHEREAS, PML, PMLIC and the Accounts entered into an Underwriting Agreement on December 6 1985; and

WHEREAS, it is the desire of the parties thereto to amend said Agreement;

NOW THEREFORE, it is agreed among the parties hereto to amend said Underwriting Agreement as follows:

      1.    Add the following to item D.l.:

            (e) may be terminated for "cause" at any time by PMLIC. "Cause" is defined and limited for this purpose to mean willful misfeasance, bad faith, or gross negligence by PML in the performance of its duties or reckless disregard by it of its obligations and duties under this Agreement.

      2.    Add the following at the end of item D.6.:

            PMLIC, the Accounts or the authorized representatives of said parties shall have the right to copy any such records in the possession of PML.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Underwriting Agreement among the parties to be duly executed as of the day and year first above written.


[SEAL]                                 PML SECURITIES COMPANY



Attest:  /s/ Joseph A. Kenney Jr.      By:  /s/ illegible
         --------------------------       -------------------------------------


[SEAL]                                     PROVIDENT MUTUAL LIFE INSURANCE
                                           COMPANY OF PHILADELPHIA



Attest: /s/ Joseph A. Kenney Jr.       By:  /s/ illegible
         --------------------------       -------------------------------------
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                                           PROVIDENT MUTUAL VARIABLE GROWTH
                                           SEPARATE ACCOUNT



Attest:                                By: /s/ illegible
         --------------------------       -------------------------------------

                                           PROVIDENT MUTUAL VARIABLE BOND
                                           SEPARATE ACCOUNT



Attest:                                By: /s/ illegible
         --------------------------       -------------------------------------

                                           PROVIDENT MUTUAL VARIABLE MONEY
                                           MARKET SEPARATE ACCOUNT



Attest:                                By: /s/ illegible
         --------------------------       -------------------------------------

                                           PROVIDENT MUTUAL VARIABLE
                                           MANAGED SEPARATE ACCOUNT



Attest:                                By: /s/ illegible
         --------------------------       -------------------------------------

                                          PROVIDENT MUTUAL VARIABLE
                                          ZERO COUPON SEPARATE ACCOUNT



Attest:                                By: /s/ illegible
         --------------------------       -------------------------------------